Exhibit 10.3

Chariot Manufacturing, Inc.

Balance Sheet

May 31, 2009

Assets
Current assets:
Inventory	$33,695
Other receivables	14,756
Prepaid expenses and other current assets	37,494

Total current assets	85,945

Property and equipment, net of accumulated depreciation of $541,053	595,078

$681,023

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Current portion of notes payable	$354,748
Bank overdraft	583
Accounts payable	232,929
Accrued expenses	17,325
Accrued interest	53,874
Deferred revenue	108,342
Other payables	334,490

Total current liabilities	1,102,291

Stockholders’ equity (deficit):
Additional paid-in capital	1,208,650
Accumulated deficit	(1,629,918)

Total stockholders’ equity (deficit)	(421,268)

$681,023

Chariot Manufacturing, Inc.

Statement of Operations

Three Months Ended May 31, 2009

Net sales	$57,834

Cost of goods sold	44,261

Gross profit	13,573

Selling, general and administrative expenses	75,197

Loss from operations	(61,624)

Other expense:
Interest expense	(8,532)

Total other expense	(8,532)

Income taxes	—

Net loss	$(70,156)